1347 Property Insurance Holdings, Inc. 10-K

1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

EXHIBIT 32.2

 STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

 TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of 1347 Property Insurance Holdings, Inc., (the “Company”) for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John S. Hill, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:	March 26, 2015

By:	/s/ John S. Hill
John S. Hill, Chief Financial Officer
(Principal Financial Officer)